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Exhibit 5

[COMPANY LETTERHEAD]

        June 25, 2002

Dear Sirs:

        I am Chief Counsel—Corporate and Financial Matters for AT&T Corp (the "Company") and have acted as attorney for the "Company in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering by the Company of 6.50% Senior Notes due November 15, 2006, 7.30% Senior Notes due November 15, 2011 and 8.00% Senior Notes due November 15, 2031 (the "New Notes") in exchange for similar securities sold on November 21, 2001 in reliance upon exemption from registration under the Act.

        With respect to the New Notes, it is my opinion that the Company has full power and authority under the laws of New York, the State of its incorporation, and under its Certificate of Incorporation, as amended, to issue and offer the New Notes.

        With respect to the New Notes to be issued under the indenture dated as of November 21, 2001, with The Bank of New York as trustee (the "Indenture"), it is my opinion that the Indenture has been duly authorized, executed and delivered and the New Notes, as provided in the Indenture, when duly authorized, executed and authenticated, and issued, will be valid and legally binding obligations of the Company in accordance with and subject to the terms thereof and of the Indenture.

        I hereby consent to the use of the foregoing opinion as Exhibit 5 of your Registration Statement filed with the Commission under the Act with respect to the New Notes and to the use of my name in such Registration Statement, the form of prospectus contained therein, and any prospectus supplement relating thereto under the heading "Legal Matters".

        This opinion is limited to the laws of the State of New York.

                      Very truly yours,
                      /s/                        ROBERT S. FEIT

                      Robert S. Feit

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  Exhibit 5
[COMPANY LETTERHEAD]